Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated January 22, 1997, which appears on page F-2 of the Registration Statement on Form SB-2 relating to the financial statements of Mercury Waste Solutions, Inc. for the year ended December 31, 1996.


                                                MCGLADREY & PULLEN, LLP


Minneapolis, Minnesota
May 14, 1997